UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: March 25, 2015
(Date of earliest event reported): March 20, 2015

 SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(866) 248-4344
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 20, 2015, James R. (Rick) Perry was elected to the Board of Directors of Sunoco Partners LLC (the "Company"), the general partner of Sunoco Logistics Partners L.P. (the "Partnership"). At this time, the Company's Board of Directors has not appointed Mr. Perry to serve on any Board committees. Consistent with other non-employee members of the Board of Directors, Mr. Perry will be eligible to receive cash compensation for his service on the Board of Directors and equity compensation under the Sunoco Partners LLC Long-Term Incentive Plan.
Mr. Perry also serves as a director and audit committee member of Energy Transfer Partners, L.L.C., which owns the general partner of Energy Transfer Partners, L.P., which owns the Partnership's general partner. Mr. Perry served as the Governor of Texas from 2000 until 2015.
There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Perry was appointed as a director of Sunoco Partners LLC. There are no arrangements or understandings between Mr. Perry and any other persons, other than Energy Transfer Partners, L.L.C., pursuant to which he was elected as a director and audit committee member. Mr. Perry has not entered into any agreement or transaction with the Company or the Partnership in which he has, or will have a direct or indirect material interest.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay Senior Vice President, General Counsel and Corporate Secretary
March 25, 2015
Philadelphia, PA